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Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350

        In connection with the Quarterly Report of LPL Investment Holdings Inc. (the "Company") on Form 10-Q for the quarterly period ended September 30, 2008 as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, Robert J. Moore, Managing Director and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

/s/ ROBERT J. MOORE Robert J. Moore Managing Director and Chief Financial Officer (Principal Financial Officer)
Date: November 13, 2008

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  Exhibit 32.2